SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



     Date of report (Date of earliest event reported):     November 4, 2003
                                                         -------------------



                              I/OMAGIC CORPORATION
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             (Exact name of registrant as specified in its charter)


          NEVADA                     000-27267                   88-0290623
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(State or Other Jurisdiction     (Commission File Number)     (IRS Employer
     of  Incorporation)                                     Identification  No.)



                           4 MARCONI, IRVINE, CA 92618
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               (Address of Principal Executive Offices) (Zip Code)



Registrant's  telephone  number,  including  area  code:  (949)  707-4800
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

ITEM  12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION

     The information contained in this Item 12 is being "furnished to" the SEC in accordance with SEC Release Nos. 33-8216 and 34-47226 and shall not be deemed "filed with" the SEC for purposes of Section 18 of the Securities Exchange of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 12 shall not be deemed incorporated by reference into any registration statement, proxy statement or other report except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

     On November 4, 2003, I/OMagic Corporation issued a press release describing selected financial results of the Company for the third quarter 2003. A copy of the press release is set forth below in its entirety:


Contact: Nancy  Andrews, Communications Mgr.          Crocker Coulson, Partner
         I/OMagic Corporation                         CCG Investor Relations
         (949)707-4800                                (818)789-0100

                I/OMAGIC TO REPORT PROFIT FOR THIRD QUARTER 2003

    -  THE COMPANY SUCCESSFULLY TRANSITIONS FROM CD/RW TO DVD/RW SOLUTIONS  -

IRVINE, CALIF. (NOVEMBER 4, 2003) -- I/OMagic Corporation (OTCBB: IOMG), a leading developer and marketer of optical data storage solutions and digital entertainment devices, announced today that it has successfully transitioned its product lines from CD/RW to DVD/RW technology.

The Company also announced today that it expects to report marginally profitable results for the third quarter 2003 as compared to a loss for the third quarter 2002.

"The Company achieved profitability while net sales declined significantly in the third quarter 2003 compared to the third quarter 2002, by restructuring its business model to emphasize higher margin products and discontinuing the sales of lower margin products," said Steve Gillings, Chief Financial Officer of I/OMagic Corporation.

"The Company expects a decrease in net sales for the fourth quarter 2003 as compared to the fourth quarter 2002. However, the Company anticipates a significant improvement in its bottom line financials for the fourth quarter 2003, compared to the loss in the fourth quarter 2002. Based on current demand trends, the Company anticipates a strong 2003 holiday selling season," continued Gillings.

I/OMagic introduced its internal 4X DVD+/-RW/+/-R Dual Format drive in stores in July 2003. By October 2003, I/OMagic was one of the first to bring the next-generation internal 8X DVD+/-RW/+/-R Dual Format drive to market. The 8X is currently the fastest speed DVD Rewritable Dual Format drive available in the marketplace today.

The  Company  plans  to  file  its  Quarterly  Report  on  November  14,  2003.

About  I/OMagic
---------------
I/OMagic develops and markets optical data storage solutions (CD-ROM, CD-RW drives & media, DVD-ROM, DVD RW/ R drives, MediaStation & DataStation solutions & the Digital Photo Library) and digital entertainment devices (MP3 players). The Company sells its many products, under three brand names -- I/OMagic, Hi-Val & Digital Research Technologies -- through nationally and internationally recognized retail outlets, such as Best Buy, Circuit City, CompUSA, Office Depot, OfficeMax, Radio Shack, Staples and Target stores. For more information, visit the I/OMagic Web site at www.iomagic.com.

Forward-looking statements in this release with respect to anticipated demand for new products, the transition in optical storage technologies, anticipated market reception to DVD/RW products, associated unit prices and margins, strong seasonal sales, and the Company's future financial performance are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, but not limited to, dependence on the PC and consumer electronics industries and on product lines based on new technologies; the Company's ability to develop new products based on new or evolving technology and the market's acceptance of those products; foundry capacity, availability and reliability; competition and pricing pressures in the technology industry; general economic and business conditions; and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     November  4,  2003

                                             I/OMAGIC  CORPORATION

                                             By:  /s/  Steve  Gillings
                                                 ---------------------------
                                                  Steve  Gillings,
                                                  Chief  Financial  Officer